        [LETTERHEAD OF MCGUIRE WOODS BATTLE & BOOTHE LLP APPEARS HERE]


                                                                     EXHIBIT 8.1


                                 June 2, 1997

Collins & Aikman Floorcoverings, Inc.
311 Smith Industrial Boulevard
Dalton, Georgia 30722

Ladies and Gentlemen:

     We have acted as counsel to Collins & Aikman Floorcoverings, Inc., a Delaware corporation (the "Company"), in connection with the offer to exchange under the Securities Act of 1933, as amended, $1,000 in principal amount of 10% Series B Senior Subordinated Notes due 2007 (the "Exchange Notes") for each $1,000 in principal amount of outstanding 10% Senior Subordinated Notes due 2007 (the "Initial Notes"), up to an aggregate of $100,000,000, pursuant to a Registration Statement on Form S-4 (File No. 333-24699) filed with the Securities and Exchange Commission (the "Registration Statement"). The Exchange Notes are being issued pursuant to an Indenture in the form filed as an Exhibit to the Registration Statement.

     As such counsel, we have examined such documents as we have deemed necessary as a basis for the opinion hereinafter expressed. Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. Because the Exchange Notes should not be considered to differ materially in kind or extent from the Initial Notes, there should be no United States federal income tax consequences to holders exchanging the Initial Notes for the Exchange Notes pursuant to the Exchange Offer, and

     2. The description under the heading "Certain U.S. Federal Income Tax Consequences" in the Registration Statement fairly describes, subject to the assumptions and qualifications set forth therein, the material United States federal income tax consequences to holders of the Initial Notes and the Exchange Notes resulting from the exchange of the Initial Notes for the Exchange Notes and the ownership and disposition of the Exchange Notes under currently applicable law.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to us under the heading "Certain U.S. Federal Income Tax Consequences" therein.

                                     Very truly yours,

                                     /s/ McGuire, Woods, Battle & Boothe, L.L.P.